

<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          OCT-01-1995
<PERIOD-END>                               OCT-01-1995
<CASH>                                               0<F1>
<SECURITIES>                                         0<F2>
<RECEIVABLES>                                        0<F3>
<ALLOWANCES>                                         0<F4>
<INVENTORY>                                          0<F5>
<CURRENT-ASSETS>                                94,591
<PP&E>                                         143,425
<DEPRECIATION>                                       0<F6>
<TOTAL-ASSETS>                                 271,871
<CURRENT-LIABILITIES>                           56,015
<BONDS>                                              0<F7>
<PREFERRED-MANDATORY>                                0<F8>
<PREFERRED>                                          0<F9>
<COMMON>                                             0<F10>
<OTHER-SE>                                           0<F11>
<TOTAL-LIABILITY-AND-EQUITY>                         0<F12>
<SALES>                                        307,681
<TOTAL-REVENUES>                                     0<F13>
<CGS>                                          243,493
<TOTAL-COSTS>                                        0<F14>
<OTHER-EXPENSES>                                 (581)
<LOSS-PROVISION>                                     0<F15>
<INTEREST-EXPENSE>                               3,974
<INCOME-PRETAX>                                 28,098
<INCOME-TAX>                                    11,019
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    17,079
<EPS-BASIC>                                       1.27
<EPS-DILUTED>                                     1.25

<F1>Cash is zero, gross profit is $64,188.
<F2>Securities are zero, selling, general and administrative expenses are $32,697.
<F3>Receivables are zero, FAS 121 Impairment Charge is zero.
<F4>Allowances are zero, operating income is $31,491.
<F5>Inventory is zero, weighted average number of shares outstanding - basic is
13,438.
<F6>Depreciation is zero, weighted average number of shares outstanding - diluted is
13,652.
<F7>Bonds are zero, backlog is $78,262.
<F8>Preferred Mandatory is zero, capital expenditures are $29,844.
<F9>Preferred is zero, depreciation and amortization is $10,638.
<F10>Common is zero, EBITDA is $42,129.
<F11>Other SE is zero, gross margin is 20.95%.
<F12>Total liability and equity is zero, working capital is $38,576.
<F13>Total revenues is zero, short-term debt is $6,553.
<F14>Total costs are zero, long-term debt is $71,254.
<F15>Loss provision is zero, stockholder's equity is $132,476.

